EXHIBIT 4.2

EXECUTION VERSION

$565,000,000

Wendy’s/Arby’s Restaurants, LLC

10.00% Senior Notes Due 2016

REGISTRATION RIGHTS AGREEMENT

June 23, 2009

Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Citigroup Global Markets Inc.,
  As Representatives of the Several Initial Purchasers,
c/o Credit Suisse Securities (USA) LLC
       Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the "Company"), proposes to issue and sell to Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the initial purchasers (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated as of June 18, 2009 (the "Purchase Agreement"), $565,000,000 aggregate principal amount of its 10.00% Senior Notes Due 2016 (the "Initial Securities") to be unconditionally guaranteed by the guarantors party hereto (the "Guarantors").  The Initial Securities will be issued pursuant to an indenture, dated of even date herewith (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee").  As an inducement to the Initial Purchasers to purchase the Initial Securities, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the "Holders"), as follows:

1.  Registered Exchange Offer.  Unless not permitted by applicable law or Commission policy (after the Company has complied with the ultimate paragraph of this Section 1), the Company and the Guarantors shall, at their own cost, prepare and, not later than 180 days (or if the 180th day is not a business day, the first business day thereafter) after the date of original issue of the Initial Securities (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Securities (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the "Exchange Securities") of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) which would be registered under the Securities Act.  The Company and the Guarantors shall use their respective commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 270 days (or if the 270th day is not a business day, the first business day thereafter) after the Issue Date (such 270th day (or first business day thereafter), an “effectiveness deadline”) and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

If the Company commences the Registered Exchange Offer, the Company (i), on behalf of itself and the Guarantors, will be entitled to close the Registered Exchange Offer 30 days after such commencement provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer and (ii) shall use commercially reasonable efforts to consummate the Registered Exchange Offer no later than 40 days (or longer if required by applicable law) after the date on which the Exchange Offer Registration Statement is declared effective (or if the 40th day is not a business day, the first business day thereafter) (such 40th day (or first business day thereafter) being the “Consummation Deadline”).

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company, on behalf of itself and the Guarantors, shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6(d) hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business, is not a broker-dealer tendering Initial Securities acquired directly from the Company for its own account and is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company and the Guarantors acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Company and the Guarantors shall use their respective commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company and the Guarantors shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, on behalf of itself and the Guarantors and simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the "Private Exchange Securities").  The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities."

In connection with the Registered Exchange Offer, the Company, on behalf of itself and the Guarantors, shall:

(a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)  utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an affiliate of the Trustee;

(d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)  otherwise comply in all material respects with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x)  accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y)  deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)  cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or a broker-dealer tendering Initial Securities acquired directly from the Company for its own account and (iv) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it acknowledges its obligations to deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If following the date hereof there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company and the Guarantors will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer.  The Company and the Guarantors will pursue the issuance of such a decision to the Commission staff level.  In connection with the foregoing, the Company and the Guarantors will take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

2.  Shelf Registration.  If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company and the Guarantors are not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 310 days after the Issue Date (or if the 310th day is not a business day, the first business day thereafter), (iii) any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) held by it that are not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is prohibited by law or Commission policy from participating in the Registered Exchange Offer or any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer does not receive freely tradeable Exchange Securities on the date of the exchange and, in each case, such Holder so requests, the Company shall take the following actions:

(a)  The Company and the Guarantors shall, at their cost, as promptly as practicable (but in no event more than 90 days (or the first business day thereafter) after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing), but in no event more than 180 days (or the first business day thereafter) after such requirement or request pursuant to this Section 2 (such 180th day (or first business day thereafter), an “effectiveness deadline”), a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder; provided further that in no event shall the Company be required to file the Shelf Registration Statement or have such Shelf Registration Statement declared effective prior to the applicable deadlines for the Exchange Offer Registration Statement.

(b)  The Company and the Guarantors shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earliest of (A) the time when the Initial Securities covered by the Shelf Registration Statement are no longer restricted securities (as defined in Rule 144 under the Securities Act) or are saleable pursuant to Rule 144 without limitation (the “Shelf Registration Period”) and (B) the date on which all Initial Securities registered thereunder are disposed of in accordance therewith.  The Company and the Guarantors shall be deemed not to have used their commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company and the Guarantors shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of its respective effective date, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.  Registration Procedures.  In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)  The Company and the Guarantors shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company and the Guarantors shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in

Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv)  include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission and have been revised since the date hereof; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders; provided that such Holders have provided the Company with such information prior to the filing of the Shelf Registration Statement or the prospectus supplement, as applicable.

(b)  The Company and the Guarantors shall advise the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)  The Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)  If not otherwise available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) System or similar system, upon the written request of a Holder of Securities included within the coverage of the Shelf Registration, the Company and the Guarantors shall furnish to such Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).  The Company and the Guarantors shall not, without the prior consent of the Initial Purchasers, and each Initial Purchaser, Holder of the Securities and Participant Broker-Dealer shall not, without the prior written consent of the Company, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

(e)  If not otherwise available on the Commission’s EDGAR System or similar system, upon the written request of an Initial Purchaser, Exchanging Dealer or Holder, the Company and the Guarantors shall deliver to such Exchanging Dealer and such Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f)  The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)  The Company and the Guarantors shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)  Prior to any public offering of the Securities pursuant to any Registration Statement, the Company, on behalf of itself and the Guarantors, shall use its commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)  Unless the Securities are in book-entry form, the Company and the Guarantors shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends (consistent with the provisions of the Indenture) and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company and the Guarantors shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made (such notice, a “Suspension Notice”), then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus (and shall keep confidential the cause of such notice for so long as such cause is not otherwise publicly known), and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).  Each Holder receiving a Suspension Notice hereby agrees that (unless prohibited by applicable law or internal policy of such Holder) it will either (i) destroy all prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated prospectuses or (ii) deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Securities that was current at the time of receipt of the Suspension Notice.  During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company and the Guarantors will, prior to the three-year expiration of that Shelf Registration Statement, file and use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement; provided, however, in no event shall the Company and the Guarantors be obligated to keep any Shelf Registration Statement effective beyond the period as required by Section 2(b) of this Agreement as extended by the number of days provided for in the second sentence of this Section 3(j).
(k)  Not later than the effective date of the applicable Registration Statement, the Company and the Guarantors will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l)  The Company and the Guarantors will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)  The Company and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification.  In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company and the Guarantors shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)  The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. In addition, without limiting the foregoing, the Company may require any Holder of Securities to be sold pursuant to a Shelf Registration Statement to furnish to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein.

(o)  The Company and the Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other customary action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)  In the case of any Shelf Registration, the Company and the Guarantors, as applicable, shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; provided, further, however, that the conduct of the foregoing inspection and information gathering shall be subject to the execution by all persons party to such inspection and information gathering of a reasonable confidentiality undertaking in customary form with respect to confidential and proprietary information of the Company.

(q)  In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel (who may be an employee of the Company) to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and the Guarantors (except for RTMSC, LLC, RTM West, LLC, RTM Sea-Tac, LLC and RTM Portland, LLC); the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof by the Company and the Guarantors (except for RTMSC, LLC, RTM West, LLC, RTM Sea-Tac, LLC and RTM Portland, LLC); the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and the Guarantors (except for RTMSC, LLC, RTM West, LLC, RTM Sea-Tac, LLC and RTM Portland, LLC); the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof (other than as required by any state securities or “blue sky” laws or the federal securities laws of the United States); the compliance in all material respects as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto or most recent prospectus supplement thereto that is deemed to establish a new effective date, as the case may be, the absence from such Shelf Registration Statement and the prospectus and any prospectus supplement included therein, as then amended or supplemented and including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of an applicable time identified by such Holders or managing underwriters, the absence from the prospectus included in the Registration Statement, as amended or supplemented at such applicable time and including any documents incorporated by reference therein, taken together with any other documents identified by such Holders or managing underwriters, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent registered public accounting firm and the independent registered public accounting firm with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)  If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as thecase may be, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(s)  The Company and the Guarantors will use their commercially reasonable efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Shelf Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any.

(t)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. ("FINRA")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(u)  The Company and the Guarantors shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

(v)  Each Holder and each Participating Broker-Dealer agrees by acquisition of Initial Securities or Exchange Securities that, upon the Company providing notice to such Holder or Participating Broker-Dealer, as the case may be, (x) of the happening of any event of the kind described in paragraphs (ii) through (v) of Section 3(b) hereof, or (y) that the Board of Directors of the Company has resolved that the Company has a bona fide business purpose for doing so, then, upon providing such notice (which shall refer to this Section 3(v)), the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) hereof or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Company’s and the Guarantors’ obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There shall not be more than 60 days of Delay Periods during any 12-month period. The period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by a number of days equal to the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Company or the Guarantors to pay Additional Interest under the circumstances set forth in Section 6 hereof.

4.  Registration Expenses.  The Company and the Guarantors shall bear all fees and expenses incurred in connection with the performance of their obligations under Sections 1 through 3 hereof, whether or not the Registered Exchange Offer or a Shelf Registration Statement is filed or becomes effective.  In the event a Shelf Registration is required by this Agreement, the Company and the Guarantors shall bear or reimburse the Holders of the Securities covered thereby for the reasonable and documented fees and disbursements of not more than one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

5.  Indemnification.  (a)  The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder or Participating Broker-Dealer and furnished to the Company by or on behalf of such Holder or Participating Broker-Dealer specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have to such Indemnified Party.  The Company and the Guarantors shall also indemnify underwriters in connection with any Shelf Registration, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)  Each Holder of the Securities and each Participating Broker-Dealer, severally and not jointly, will indemnify and hold harmless the Company, the Guarantors and each person, if any, who controls the Company or the Guarantors, as the case may be, within the meaning of the Securities Act or the Exchange

Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, the Guarantors or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder or Participating Broker-Dealer and furnished to the Company by or on behalf of such Holder or Participating Broker-Dealer specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company or the Guarantors, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Guarantors or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder or Participating Broker-Dealer may otherwise have to the Company, the Guarantors or any of their controlling persons.

(c)  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment, for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.

(d)  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or the Guarantors, as the case may be.

(e)  The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.  Additional Interest Under Certain Circumstances.  (a)  Additional interest (the "Additional Interest") with respect to the Transfer Restricted Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below a "Registration Default":

(i)  the Company and the Guarantors fail to file any Registration Statement required by this Agreement on or prior to the applicable deadline;

(ii)  any Registration Statement is not declared effective on or prior to the applicable effectiveness deadline;

(iii)  the Registered Exchange Offer is not consummated on or prior to the Consummation Deadline; or

(iv)  If after either the Exchange Offer Registration Statement or the Shelf Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, except, in the case of the Exchange Offer Registration Statement, following the consummation of the Registered Exchange Offer with respect to all Securities tendered in connection therewith, because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective causing an interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions during a time when the Company remains under an obligation to keep a Shelf Registration Statement effective pursuant to this Agreement.

Additional Interest shall accrue on the Transfer Restricted Securities affected by a Registration Default over and above the interest otherwise payable on the Transfer Restricted Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum.  The Company will not be required to pay Additional Interest for more than one Registration Default at any given time.

(b)  A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)  Any amounts of Additional Interest due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Transfer Restricted Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)  "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act.

7.  Rules 144 and 144A.  The Company and the Guarantors shall use their commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities that are “restricted securities” within the meaning of Rule 144 and are not saleable pursuant to Rule 144(d), make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A.  The Company and the Guarantors covenant that they will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  The Company, on behalf of itself and the Guarantors, will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request.  If the Company ceases to be a reporting company under the Exchange Act, upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company and the Guarantors to register any of their securities pursuant to the Exchange Act.

8.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering, subject to approval by the Company, which will not be unreasonably withheld or delayed.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.

(a)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given,

except by the Company on behalf of itself and the Guarantors and the written consent of the Holders of a majority in principal amount of the Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consents.
(b)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)  if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2)  if to the Initial Purchasers;

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Fax No.:  (212) 325-4296
Attention:  LCD-IBD Group

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Fax No.:  (212) 450-3111
Attention:  Michael Kaplan

(3)           if to the Company, at its address as follows:

Wendy’s Arby’s Restaurants, LLC
1155 Perimeter Centre West
Atlanta, GA 30338
Fax No.: (678) 514-6745
Attention:  Nils Okeson

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Fax No.: (212) 757-3990
Attention: John C. Kennedy

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)  No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
(d)  Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)  Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Company and the Guarantors in accordance with its terms.

Very truly yours,

Wendy’s/Arby’s Restaurants, LLC
By:	/s/ Stephen E. Hare
Name: Stephen E. Hare
Title: Senior Vice President and Chief Financial Officer

WENDY’S INTERNATIONAL, INC. THE NEW BAKERY COMPANY OF OHIO, INC. WENDY’S OF DENVER, INC. WENDY’S OF N.E. FLORIDA, INC. WENDY’S OLD FASHIONED HAMBURGERS OF NEW YORK, INC.
By:	/s/ Stephen E. Hare
Name: Stephen E. Hare
Title: Senior Vice President and Chief Financial Officer

BDJ 71112, LLC
By:	/s/ Nils H. Okeson
Name: Nils H. Okeson
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to the Registration Rights Agreement]

ARBY’S RESTAURANT HOLDINGS, LLC
TRIARC RESTAURANT HOLDINGS, LLC
ARBY’S RESTAURANT GROUP, INC.
ARBY’S RESTAURANT, LLC
ARBY’S, LLC
WENDY’S/ARBY’S SUPPORT CENTER, LLC
ARG SERVICES, INC.
SYBRA, LLC
ARBY’S IP HOLDER TRUST
RTM ACQUISITION COMPANY, LLC
RTM, LLC
RTM PARTNERS, LLC
RTM OPERATING COMPANY, LLC
RTM DEVELOPMENT COMPANY, LLC
RTMSC, LLC
RTM GEORGIA, LLC
RTM ALABAMA, LLC
RTM WEST, LLC
RTM SEA-TAC, LLC
RTM INDIANAPOLIS, LLC
FRANCHISE ASSOCIATES, LLC
RTM SAVANNAH, LLC
RTM GULF COAST, LLC
RTM PORTLAND, LLC
RTM MID-AMERICA, LLC
ARG RESOURCES, LLC

By:	/s/ Stephen E. Hare
Name: Stephen E. Hare
Title: Chief Financial Officer

[Signature Page to the Registration Rights Agreement]

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Malcolm Price
Name: Malcolm Price
Title: Managing Director

Banc of America Securities LLC

By:	/s/ Michael Grimes
Name: Michael Grimes
Title: Vice President

Citigroup Global Markets Inc.

By:	/s/ David Leland
Name: David Leland
Title: Director

Acting on behalf of themselves
and as the Representatives
of the Several Initial Purchasers

[Signature Page to the Registration Rights Agreement]

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See "Plan of Distribution."

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See "Plan of Distribution."

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                   , 20 ,  all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers.  Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities.  Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all of its expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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(1)  In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

___           CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:  ____________________________________________
Address: ___________________________________________
              ___________________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities.  If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.